Exhibit 4.0

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

No.	HOMETRUST BANCSHARES, INC.	Shares CUSIP:

FULLY PAID) AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

THE SHARES REPRESENTED BY THIS

CERTIFICATE ARE SUBJECT TO

RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

of

HomeTrust Bancshares, Inc.

a Maryland corporation

The shares evidenced by this certificate are transferable only on the books of HomeTrust Bancshares, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

IN WITNESS WHEREOF, HomeTrust Bancshares, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By:		[SEAL]	By:
	Teresa White			F. Edward Broadwell, Jr.
	CORPORATE SECRETARY			CHAIRMAN AND CHIEF EXECUTIVE OFFICER

HomeTrust Bancshares, Inc. (the “Company”) will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Company is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred or special class which the Company is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Company.

The shares evidenced by this certificate are subject to a limitation contained in the Company’s Charter to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit

The shares represented by this certificate may not be cumulatively voted on any matter. The Company’s Charter requires that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Charter shall be made, unless such is first approved by the Board of Directors of the Company and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of up to 80% of the shares entitled to vote, provided that the Board of Directors, with the approval of a majority of the entire Board of Directors, and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock of the Company or the number of shares of stock of any class or series that the Company has authority to issue.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	Custodian
		(Cuss)	(Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
TI TEN	- as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list

For value received,                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAI SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDERS) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.